As filed with the Securities and Exchange Commission on June 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mondelēz International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	52-2284372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Parkway North Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

MONDELĒZ INTERNATIONAL, INC. AMENDED AND

RESTATED 2005 PERFORMANCE INCENTIVE PLAN

(Full Title of the Plan)

Carol J. Ward, Esq.

Vice President and Corporate Secretary

Mondelēz International, Inc.

Three Parkway North

Deerfield, Illinois 60015

(Name and Address of Agent For Service)

(847) 943-4000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, no par value	75,691,747	$37.28	$2,821,788,328.16	$363,446.34

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Class A Common Stock of Mondelēz International, Inc. as quoted on the NASDAQ Global Select Market on June 23, 2014.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 75,691,747 shares of the Class A Common Stock, no par value, of Mondelēz International, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Registration Statements on Form S-8 filed by the Company with respect to the Plan on June 21, 2005 (Registration No. 333-125992) and March 26, 2010 (Registration No. 333-165736), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Amended and Restated Articles of Incorporation of Mondelēz International, Inc., effective March 14, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013).

4.2	Amended and Restated By-Laws of Mondelēz International, Inc., effective October 1, 2012 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2012).

4.3	Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2014).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on this 27th day of June 2014.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Irene B. Rosenfeld, David A. Brearton, Gerhard W. Pleuhs, Kim Harris Jones and Carol J. Ward, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene B. Rosenfeld Irene B. Rosenfeld	Director, Chairman and Chief Executive Officer	June 27, 2014

/s/ David A. Brearton David A. Brearton	Executive Vice President and Chief Financial Officer	June 27, 2014

/s/ Kim Harris Jones Kim Harris Jones	Senior Vice President and Corporate Controller	June 27, 2014

/s/ Stephen F. Bollenbach Stephen F. Bollenbach	Director	June 27, 2014

/s/ Lewis W. K. Booth Lewis W. K. Booth	Director	June 27, 2014

/s/ Lois D. Juliber Lois D. Juliber	Director	June 27, 2014

/s/ Mark D. Ketchum Mark D. Ketchum	Director	June 27, 2014

/s/ Jorge S. Mesquita Jorge S. Mesquita	Director	June 27, 2014

/s/ Nelson Peltz Nelson Peltz	Director	June 27, 2014

/s/ Fredric G. Reynolds Fredric G. Reynolds	Director	June 27, 2014

/s/ Patrick T. Siewert Patrick T. Siewert	Director	June 27, 2014

/s/ Ruth J. Simmons Ruth J. Simmons	Director	June 27, 2014

/s/ Ratan N. Tata Ratan N. Tata	Director	June 27, 2014

/s/ Jean-François M. L. van Boxmeer Jean-François M. L. van Boxmeer	Director	June 27, 2014

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of Mondelēz International, Inc., effective March 14, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2013).

4.2	Amended and Restated By-Laws of Mondelēz International, Inc., effective October 1, 2012 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2012).

4.3	Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2014).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on the signature page of the Registration Statement).